UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2005

Total Identity Corp.
(Exact Name of Registrant as Specified in Charter)

Florida	0-30011	65-0309540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1007 N. Federal Highway, #A-3, Fort Lauderdale, FL	33304
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 561-208-8101

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Board of the Company declared a dividend on December 1, 2004 of all the shares of common stock owned by the Company of its subsidiary, Total Digital Communication, Inc., a Florida corporation (f/k/a Total Digital Display, Inc.) (“TDC”). The dividend, known also as a “spin-off,” was made pro-rata to all shareholders of the Company of record as of December 15, 2004 and was issued on December 29, 2004.

In determining that the spin-off of TDC was in the best interests of the Company, the Board recognized that there were no longer business synergies as between the business of the Company and the business of TDC. As previously reported, the subsidiary completed the purchase of substantial intellectual property assets on December 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2005

TOTAL IDENTITY CORP.
/s/ Matthew P. Dwyer
Matthew P. Dwyer Chief Executive Officer